UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On January 17, 2014, the Company’s Board has appointed Dr. Robert Melamede as an Advisor to the Board of Directors’ and has been paid an honorarium of $2,500 for the first year of your participation on our Advisory Board. Enertopia will be issuing you 250,000 shares of common stock of the Company. On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on March 26, 2014 the Company has granted 500,000 stock options with an exercise price of $0.70, 250,000 stock options vest immediately and the remaining 250,000 stock options vest September 26, 2014, expiring March 26, 2019.

Upon appointment to the Advisory Board the Company issued 250,000 common stock of the Company at a deemed price of $0.70. The Company issued the units one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Option Agreement dated March 26, 2014
99.1	Press Release dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2014

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director